[EXECUTION COPY]

================================================================

CHINA MOBILE LIMITED

(f/k/a CHINA MOBILE (HONG KONG) LIMITED)

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement
Dated as of October 23, 1997
as

Amended and Restated as of
July 5, 2000

as

Further Amended and Restated as of

May 30, 2006

================================================================

TABLE OF CONTENTS

PARTIES 1

RECITALS 1

ARTICLE 1. DEFINITIONS 1

SECTION 1.01 American Depositary Shares. 1

SECTION 1.02 Beneficial Owner. 2

SECTION 1.03 Commission. 2

SECTION 1.04 Company. 2

SECTION 1.05 Custodian. 2

SECTION 1.06 Deposit Agreement. 2

SECTION 1.07 Depositary: Corporate Trust Office. 2

SECTION 1.08 Deposited Securities., 3

SECTION 1.09 Dollars: Hong Kong Dollars; HK$. 3

SECTION 1.10 Hong Kong. 3

SECTION 1.11 Foreign Registrar. 3

SECTION 1.12 Owner. 3

SECTION 1.13 Receipts. 3

SECTION 1.14 Registrar. 3

SECTION 1.15 Restricted Securities. 3

SECTION 1.16 Securities Act of 1933. 4

SECTION 1.17 Shares. 4

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS 4

SECTION 2.01 Form and Transferability of Receipts. 4

SECTION 2.02 Deposit of Shares. 5

SECTION 2.03 Execution and Delivery of Receipts. 6

SECTION 2.04 Transfer of Receipts: Combination and Split-up of Receipts. 6

SECTION 2.05 Surrender of Receipts and Withdrawal of Shares. 7

SECTION 2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts. 8

SECTION 2.07 Lost Receipts, etc. 9

SECTION 2.08 Cancellation and Destruction of Surrendered Receipts. 9

SECTION 2.09 Pre-Release of Receipts. 9

SECTION 2.10 Maintenance of Records. 10

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS 10

SECTION 3.01 Filing Proofs, Certificates and Other Information. 10

SECTION 3.02 Liability of Owner or Beneficial Owner for Taxes. 10

SECTION 3.03 Warranties on Deposit of Shares. 11

SECTION 3.04 Disclosure of Interests. 11

ARTICLE 4. THE DEPOSITED SECURITIES 12

SECTION 4.01 Cash Distributions. 12

SECTION 4.02 Distributions Other Than Cash, Shares or Rights. 12

SECTION 4.03 Distributions in Shares. 13

SECTION 4.04 Rights. 14

SECTION 4.05 Conversion of Foreign Currency. 15

SECTION 4.06 Fixing of Record Date. 16

SECTION 4.07 Voting of Deposited Securities. 17

SECTION 4.08 Changes Affecting Deposited Securities. 18

SECTION 4.09 Reports. 18

SECTION 4.10 Lists of Owners. 18

SECTION 4.11 Withholding. 19

SECTION 4.12 Forwarding of Information. 19

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY 20

SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary. 20

SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company. 20

SECTION 5.03 Obligations of the Depositary, the Custodian and the Company. 21

SECTION 5.04 Resignation and Removal of the Depositary. 22

SECTION 5.05 The Custodians. 23

SECTION 5.06 Notices and Reports. 24

SECTION 5.07 Distribution of Additional Shares Rights etc. 24

SECTION 5.08 Indemnification. 25

SECTION 5.09 Charges of Depositary. 27

SECTION 5.10 Retention of Depositary Documents. 28

SECTION 5.11 Exclusivity. 28

ARTICLE 6. AMENDMENT AND TERMINATION 28

SECTION 6.01 Amendment. 28

SECTION 6.02 Termination. 28

ARTICLE 7. MISCELLANEOUS 29

SECTION 7.01 Counterparts. 29

SECTION 7.02 No Third Party Beneficiaries. 30

SECTION 7.03 Severability. 30

SECTION 7.04 Owners and Beneficial Owners as Parties: Binding Effect. 30

SECTION 7.05 Notices. 30

SECTION 7.06 Governing Law. 31

SECTION 7.07 Prohibition of Assignment. 31

SECTION 7.08 Headings. 31

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of October 23, 1997, as amended and restated as of July 5, 2000, as further amended and restated as of May 30, 2006 among CHINA MOBILE LIMITED (f/k/a CHINA MOBILE (HONG KONG) LIMITED), incorporated under the laws of Hong Kong, China (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

WITNESSETH

WHEREAS, the Company and the Depositary entered into a Deposit Agreement dated as of October 23, 1997, as amended and restated as of July 5, 2000 and now desire to amend and restate the Deposit Agreement to provide for a new definition of the term “Company” in Section 1.04 to provide for the name change from China Mobile (Hong Kong) Limited;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereby agree that, pursuant to Section 6.01 hereof, this Deposit Agreement shall be amended and restated and it is agreed by and between the parties hereto as follows:

ARTICLE 1.      DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01                      American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent five (5) Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02                      Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.03                      Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.04                      Company.

The term “Company” shall mean China Mobile Limited, incorporated under the laws of Hong Kong and its successors.

SECTION 1.05                      Custodian.

The term “Custodian” shall mean the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.06                      Deposit Agreement.

The term “Deposit Agreement” shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.07                      Depositary: Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.08                      Deposited Securities.,

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.09                      Dollars: Hong Kong Dollars; HK$.

The term “Dollars” shall mean United States dollars. The terms “Hong Kong Dollars” or “HK$” shall mean Hong Kong dollars, the lawful currency of Hong Kong.

SECTION 1.10                      Hong Kong.

Hong Kong shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

SECTION 1.11                      Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.12                      Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13                      Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.14                      Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.15                      Restricted Securities.

The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Hong Kong or under a shareowner agreement or the Articles of Association of the Company.

SECTION 1.16                      Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933 as from time to time amended.

SECTION 1.17                      Shares.

The term “Shares” shall mean Ordinary Shares in registered form of the Company, par value HK$ 0.10 per share, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the owners of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the owners of outstanding Shares or interim certificates representing such Shares.

ARTICLE 2.      FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01                      Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at the time of execution a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts shall be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary (with the consent of the Company) or the Company to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt and to the American Depositary Shares evidenced thereby, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute Owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02                      Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Hong Kong which is then performing the function of the regulation of currency exchange.. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments and documents herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other instruments and documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03                      Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts is or are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04                      Transfer of Receipts: Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, with the written approval of the Company, which may not unreasonably be withheld, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05                      Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, applicable law and the Deposited Securities, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Hong Kong office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

SECTION 2.06                      Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Company, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided.

Upon notice to the Company (if other than in the ordinary course of business), the delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding the foregoing sentence or any other provision of this Deposit Agreement to the contrary, Owners shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.07                      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08                      Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled.

SECTION 2.09                      Pre-Release of Receipts.

Notwithstanding Section 2.03 hereof, subject to the provisions of this Section, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu ,of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the “Pre-Releasee”), that such Pre-Releasee or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines in good faith will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Releasee transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10                      Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of canceled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York. These records shall be open for inspection by the Company at all reasonable times.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01                      Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal ownership or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

Upon written request of the Company, the Depositary shall, at the expense of the Company, provide the Company, in a timely manner, with copies of all such proofs, certificates and written representations and warranties provided to the Depositary under this Section 3.01.

SECTION 3.02                      Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03                      Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the owners of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04                      Disclosure of Interests.

The Company may from time to time request Owners and Beneficial Owners to provide information (a) as to the capacity in which such Owners and Beneficial Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) the nature of such interest and various other matters. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and Beneficial Owners and to forward in a timely manner to the Company any responses to such requests received by the Depositary to the extent permitted by applicable law.

Owners and Beneficial Owners will be subject to the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance (the “Ordinance”) and any other legislation or regulations of Hong Kong from time to time in effect regarding the disclosure of interests in Shares. For the purposes of this Section, the term “interest” shall have the meaning ascribed thereto in the Ordinance. Under the Ordinance, an Owner or Beneficial Owner may have a duty to notify the Company and the The Stock Exchange of Hong Kong Limited if such Owner or Beneficial Owner becomes aware that its interest in Shares (including its interest in Shares represented by American Depositary Shares) equals or exceed 10% or more of the issued share capital of the Company. Such Owner or Beneficial Owner may be required to further notify the Company and the Hong Kong Stock Exchange of certain changes in such Owner’s or Beneficial Owner’s interest in the Shares, or if such Owner or Beneficial Owner ceases to have an interest in 10% or more of the issued share capital of the Company. Under the Ordinance, the Company has certain rights and duties to make inquiries to persons whom the Company knows or has reasonable cause to believe to be interested in the Shares (including in Shares represented by American Depositary Shares) concerning such persons’ interest in the Shares. In the event that any person with whom the Company has made such inquires fails to respond thereto, or provides false information in response thereto, such person may also) be subject to sanctions and criminal penalties. The Depositary agrees that it shall use reasonable efforts to assist the Company in obtaining such information with respect to American Depositary Shares, provided that, except as otherwise provided in this Deposit Agreement, nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Beneficial Owners or otherwise in the possession of the Depositary.

ARTICLE 4.      THE DEPOSITED SECURITIES

SECTION 4.01                      Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, as promptly as practicable convert or cause to be converted such dividend or distribution into Dollars and shall as promptly as practicable distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent or the Custodian or the Depositary, as appropriate, will remit to the appropriate governmental authority or agency in Hong Kong all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.02                      Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01 with respect to cash distributions.

SECTION 4.03                      Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions, described in Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the owners of any Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Owners of Receipts and, if such option is to be made available to such Owners, the procedures to be followed.

SECTION 4.04                      Rights.

In the event that the Company shall offer or cause to be offered to the owners of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. The Depositary may, after consultation with the Company, and will, at the request of the Company, if the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.02 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Subject to Section 5.03, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05                      Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the owners thereof to such Dollars, then to the owners of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary, after consultation with the Company, shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary, after consultation with the Company, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06                      Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of owners of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it reasonably necessary or convenient, the Depositary shall fix a record date which date shall be as near the record date for the Shares or other Deposited Securities as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) obligated to pay any charges pursuant to clause (8) of Section 5.09 or (b) on or after the date as of which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.07                      Voting of Deposited Securities.

Upon receipt of notice of any meeting of owners of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter unless otherwise requested by the Company, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong law or regulation and of the Articles of Association of the Company to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express statement that instructions may be given (or, if the Depositary does not receive instructions from the Owner on or before the date established by the Depositary for such purpose, will be deemed to have been given as described below) to the Depositary to grant a discretionary proxy with respect to such Shares or other Deposited Securities to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request, including any instruction to grant a discretionary proxy to a person designated by the Company. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions, except that, if after complying with the procedures described in this Section, the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary will be deemed to have been instructed to grant, and will grant, a discretionary proxy for the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to a person designated by the Company, provided that, in the case of any proposed action that would, pursuant to the Articles of Association, entitle the owners of Shares to vote as a separate group, and if the Depositary is notified in writing by the Company of such fact, if the Depositary does not receive instructions from the Owner on or before the date established for such purpose, the Depositary will not be deemed to have been instructed to grant such discretionary proxy, and the Depositary will not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities.

There can be no assurance that the Owners generally or any Owner in particular will receive the notice described in this Section sufficiently prior to the date established by the Depositary for receipt of instructions to ensure that the Depositary will in fact receive such instructions on or before such date.

SECTION 4.08                      Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09                      Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the owner of the Deposited Securities and (b) made generally available to the owners of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports and communications when furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Company is subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended, and, accordingly, files certain reports with the Commission. Such reports will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

SECTION 4.10                      Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11                      Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Company or the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes or charges and the Depositary shall, as promptly as practicable, distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, as promptly as practicable, distribute any unsold balance of such property in accordance with the provisions of the Receipts and this Deposit Agreement. The Depositary shall forward to the Company or its agent such information from its records as the Company may request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Notwithstanding any other provisions of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which the Company is required to make in respect of any income, capital gains or other taxes imposed by Hong Kong and the Company may also deduct the amount of any tax or other governmental charges imposed by Hong Kong and payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any Owner to apply a rate under any treaty or other arrangement between Hong Kong and the country within which such Owner is resident unless such Owner has timely provided to the Company evidence of its entitlement to the benefit of such treaty or other arrangement that is satisfactory to the relevant tax authorities of Hong Kong.

When requested by the Company prior to the distribution of dividends by the Company or pursuant to a termination of the Deposit Agreement, the Depositary shall send to all Owners entitled to receive such dividend or subject to such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence. The Depositary and the Company shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Owner to obtain the benefit of any tax treaty.

SECTION 4.12                      Forwarding of Information.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request in writing to enable the Company or its agent to file necessary reports with governmental agencies or stock exchanges.

ARTICLE 5.      THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01                      Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

Subject to Section 2.06 of this Deposit Agreement, the Depositary may temporarily close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, after notice to the Company if out of the ordinary course of business or at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

Such Registrar or co-Registrars may be removed upon the request or with the approval of the Company, provided that The Bank of New York may be so removed only if it is also removed as Depositary at the same time under Section 5.04. Each Registrar and co-Registrar appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

The Company will have the right on reasonable notice to the Depositary and during the Depositary’s normal business hours to inspect transfer and registration records of the Depositary, take copies thereof and to require the Depositary, the Registrar and any co-Registrars, at the Company’s expense, to supply copies of such portions of such records as the Company may reasonably request.

SECTION 5.02                      Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Hong Kong or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03                      Obligations of the Depositary, the Custodian and the Company.

The Company and its agents assume no obligation nor shall they be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary, the Custodian and the Company and each of their respective directors, officers, employees, agents and affiliates may rely and shall be protected in acting upon any written notice, request, direction or other document or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with the terms of this Deposit Agreement.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04                      Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company and without additional consideration therefor shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities and any proxies relating thereto to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts and take such action as the Company may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05                      The Custodians.

Each Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance with the Custodian with applicable provisions of this Deposit Agreement. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may, with notice to the Company, appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06                      Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of owners of Shares or other Deposited Securities, or of any adjourned meeting of such owners, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to owners of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to owners of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07                      Distribution of Additional Shares Rights etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution. The Company may elect not to furnish the Depositary such an opinion and, if no such opinion is furnished to the Depositary, the Depositary shall not make such Distribution available to the Owners but, subject to applicable law, shall dispose of the securities being issued or distributed by the Company and distribute the net proceeds of such securities, if any, to the Owners entitled thereto, all in the manner set forth in Sections 4.01, 4.02, 4.03 or 4.04 and 4.05, as applicable.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

In the event of any issuance of any additional securities, the Company shall have no obligation to register such additional securities under the Securities Act of 1933.

The Depositary shall make reasonable efforts to comply with the written instructions of the Company not to accept knowingly for deposit hereunder any securities identified in such instructions at such times and under such circumstances as may be specified in such instructions, in order to facilitate the Company’s compliance with the securities laws of the United States of America.

SECTION 5.08                      Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of any acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Receipts or the American Depositary Shares represented thereby, or omissions from such information, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that, for the avoidance of doubt, the indemnities provided in the preceding paragraph shall apply to any such liability or expense (subject to the limitations contained in this paragraph) (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release or (ii) which arose out of any misstatement or alleged misstatement or omission or alleged omission of a material fact in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arose out of (1) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company (and not materially changed or altered) by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or (2) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith or to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Receipts or the American Depositary Shares represented thereby, or omissions from such information.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails to assume, at least ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to the Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person. No Owner or Beneficial Owner shall have any rights under this Section 5.08.

SECTION 5.09                      Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, to be at the expense of persons depositing Shares or Owners, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03 or 4.03 and the surrender of Receipts pursuant to Section 2.05, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, except pursuant to Section 4.01 hereof, and (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10                      Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11                      Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder subject, however, to the rights of the Company under Section 5.04.

ARTICLE 6.      AMENDMENT AND TERMINATION

SECTION 6.01                      Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02                      Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 120 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 120 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). As promptly as practicable after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.      MISCELLANEOUS

SECTION 7.01                      Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.02                      No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03                      Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04                      Owners and Beneficial Owners as Parties: Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05                      Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or air courier, or cable, telex or facsimile transmission confirmed by letter, addressed to General Counsel and Company Secretary, China Mobile Limited, 60/F, the Center, 99 Queen’s Road Central, Hong Kong or any other place as shall be specified in writing by the Company.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or air courier, or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or air courier, or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or air courier, or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06                      Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07                      Prohibition of Assignment.

The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Company.

SECTION 7.08                      Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

IN WITNESS WHEREOF, CHINA MOBILE LIMITED and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of May 30, 2006 and all Owners and Beneficial Owners shall become parties hereto pursuant to Section 6.01 hereof or upon acceptance by them of Receipts issued in accordance with the terms hereof.

CHINA MOBILE LIMITED

By: _________________________________

Name:

Title:

THE BANK OF NEW YORK,

as Depositary

By: _________________________________

Name:

Title:

EXHIBIT A

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents five (5) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
PAR VALUE HK$0.10 PER SHARE EACH OF
CHINA MOBILE LIMITED
(INCORPORATED UNDER THE LAWS OF HONG KONG)

The Bank of New York, as depositary (hereinafter called the “Depositary”), hereby certifies that __________________, or registered assigns IS THE OWNER OF _________________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares, par value HK$ 0.10 per share (herein called “Shares”) of China Mobile Limited, incorporated under the laws of Hong Kong (herein called the “Company”). At the date hereof, each American Depositary Share represents five (5) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of October 23, 1997, as amended and restated as of July 5, 2000, and as further amended and restated as of May 30, 2006 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

The Owner of this Receipt agrees that, by accepting this Receipt, such Owner shall hold such Receipt subject to, and with the obligations of, the provisions hereof and of the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, applicable law and the Deposited Securities, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Neither the Depositary nor the Custodian shall deliver Shares (other than to the Company or its agent as contemplated by Section 4.08 of the Deposit Agreement), or otherwise permit Shares to be withdrawn from the facility created by the Deposit Agreement, except upon the receipt and cancellation of Receipts.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or the Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt.

Upon notice to the Company (if other than in the ordinary course of business), the delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding the foregoing sentence or any other provision of the Deposit Agreement to the contrary, Owners shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any preemptive rights of the owners of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall, upon the written request of the Company, provide the Company, in a timely manner, with copies of any such proofs, certificates or representations and warranties. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Hong Kong which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, to be at the expense of persons depositing Shares or Owners, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03 or 4.03 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, except pursuant to Section 4.01 thereof, and (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.	PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, subject to the provisions of this Article 8, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the “Pre-Releasee”) that such Pre-Releasee or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines in good faith will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute Owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”). Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office copies of the Deposit Agreement and any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the owner of the Deposited Securities and (b) made generally available to the owners of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports and communications when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts and the Company provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable, convert or cause to be converted such dividend or distribution into Dollars and will distribute as promptly as practicable the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale or the balance of such property (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement with respect to cash distributions.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the owners of any Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Owners of Receipts and, if such option is to be made available to such Owners, the procedures to be followed.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Company or the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute as promptly as practicable the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, as promptly as practicable, distribute any unsold balance of such property in accordance with the provisions of this Receipt and the Deposit Agreement. The Depositary shall forward to the Company or its agent such information from its records as the Company may request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Notwithstanding any other provisions of the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which the Company is required to make in respect of any income, capital gains or other taxes imposed by Hong Kong and the Company may also deduct the amount of any tax or other governmental charges imposed by Hong Kong and payable by the Company or for which the Company might be made liable in respect of such distribution or such payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any Owner to apply a rate under any treaty or other arrangement between Hong Kong and the country within which such Owner is resident unless such Owner has timely provided to the Company evidence of its entitlement to the benefit of such treaty or other arrangement that is satisfactory to the relevant tax authorities of Hong Kong.

When requested by the Company prior to the distribution of dividends by the Company or pursuant to a termination of the Deposit Agreement, the Depositary shall send to all Owners entitled to receive such dividend or subject to such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence. The Depositary and the Company shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such does not reach relevant tax authorities in time for any Owner to obtain the benefit of any tax treaty.

13.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the owners of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. The Depositary may, after consultation with the Company, and will, at the request of the Company, if the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Subject to Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the owners thereof to such Dollars, then to the owners of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary, after consultation with the Company, shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary, after consultation with the Company, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of owners of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it reasonably necessary or convenient, the Depositary shall fix a record date which date shall be as near the record date for the Shares or other Deposited Securities as practicable (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) obligated to pay any charges pursuant to clause (8) of Section 5.09 of the Deposit Agreement or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement and Article 7 of this Receipt.

16.	VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of owners of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter unless otherwise requested by the Company, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong law or regulation, if any, and of the Memorandum of Association and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which and the date by which such instructions may be given, including an express statement that instructions may be given (or, if the Depositary does not receive instructions from the Owner on or before the date established by the Depositary for such purpose, will be deemed to have been given as described below) to the Depositary to grant a discretionary proxy with respect to such Shares or other Deposited Securities to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall insofar as practicable vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request, including any instruction to grant a discretionary proxy to a person designated by the Company. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions, except that, if after complying with the procedures described in this Article 16, the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary will be deemed to have been instructed to grant, and will grant, a discretionary proxy for the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to a person designated by the Company, provided that, in the case of any proposed action that would, pursuant to the Memorandum of Association and Articles of Association, entitle the owners of Shares to vote as a separate group, and if the Depositary is notified in writing by the Company of such fact, if the Depositary does not receive instructions from the Owner on or before the date established for such purpose, the Depositary will not be deemed to have been instructed to grant such discretionary proxy, and the Depositary will not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities.

There can be no assurance that the Owners generally or any Owner in particular will receive the notice described in this Article sufficiently prior to the date established by the Depositary for receipt of instructions to ensure that the Depositary will in fact receive such instructions on or before such date.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Hong Kong or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective agents assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian and the Company and each of their respective directors, officers, employees, agents and affiliates may rely and shall be protected in acting upon any written notice, request, direction or other document or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary; provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable expenses of counsel) which may arise out of registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Receipts or the American Depositary Shares represented thereby, or omissions from such information of, if such information is provided, the failure to state a material fact necessary to make the information provided not misleading, or (ii) by the Company or any of its directors, employees, agents and affiliates. The indemnities contained in the preceding sentence shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to such Section 2.09; provided, however, that, for the avoidance of doubt, the indemnities provided in the preceding paragraph shall apply to any such liability or expense (subject to the limitations contained in this paragraph) (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release or (ii) which arose out of any misstatement or alleged misstatement or omission or alleged omission of a material fact in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (l) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company (and not materially changed or altered) by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (2) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading. No Owner or Beneficial Owner shall have any rights under this Article 18. The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, officers, employees, agents and affiliates due to their negligence or bad faith or to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Receipts or the American Depositary Shares represented thereby, or omissions from such information. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 120 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 120 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). As promptly as practicable after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

22.	DISCLOSURE OF INTERESTS.

The Company may from time to time request Owners and Beneficial Owners to provide information (a) as to the capacity in which such Owners and Beneficial Owners own or owned American Depositary Shares (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) the nature of such interest and various other matters. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Article 22. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and Beneficial Owners and to forward in a timely manner to the Company any responses to such requests received by the Depositary to the extent permitted by applicable law.

Owners and Beneficial Owners will be subject to the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance and any other legislation or regulations of Hong Kong from time to time in effect regarding the disclosure of interests in Shares. For the purposes of this Article 22, the term “interest” shall have the meaning ascribed thereto in the Ordinance. Under the Ordinance, an Owner or Beneficial Owner may have a duty to notify the Company and the Hong Kong Stock Exchange if such Owner or Beneficial Owner becomes aware that its interest in Shares (including its interest in Shares represented by American Depositary Shares) equals or exceeds 10% or more of the issued Share capital of the Company. Such Owner or Beneficial Owner may be required to further notify the Company and the Hong Kong Stock Exchange of certain changes in such Owner’s or Beneficial Owner’s interest in the Shares, or if such Owner or Beneficial Owner ceases to have an interest in 10% or more of the issued Share capital of the Company. Under the Ordinance, the Company has certain rights and duties to make inquiries to persons whom the Company knows or has reasonable cause to believe to be interested in the Shares (including in Shares represented by American Depositary Shares) concerning such persons’ interest in the Shares. In the event that any person with whom the Company has made such inquires fails to respond thereto, or provides false information in response thereto, such person may also be subject to sanctions and criminal penalties. The Depositary agrees that it shall use reasonable efforts to assist the Company in obtaining such information with respect to American Depositary Shares, provided that, except as otherwise provided in the Deposit Agreement, nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Beneficial Owners or otherwise in the possession of the Depositary.